UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2005

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)

(954) 525-1505

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Sunair Electronics, Inc. (the “Company”), on February 8, 2005, the Company completed its sale of 5,000,000 units to Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”) pursuant to a Purchase Agreement dated as of November 17, 2004, by and between the Company and Coconut Palm (the “Purchase Agreement”). The aggregate purchase price paid by Coconut Palm for the units was $25 million.

The units consist of:

•	five million shares of the Company’s common stock;

•	warrants to purchase an additional five million shares of the Company’s common stock at an exercise price of $6.00 per share, which are immediately exercisable and will expire after three years; and

•	warrants to purchase an additional five million shares of the Company’s common stock at an exercise price of $7.00 per share, which are immediately exercisable and will expire after five years.

The Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Form 8-K filed on November 17, 2004, and included as Annex B to the Company’s definitive proxy statement filed on January 18, 2005 (the “Proxy Statement”), and is incorporated herein by reference. A form of warrant agreement was included as Annex E to the Company’s Proxy Statement, and is incorporated herein by reference.

At the Annual Meeting of Shareholders of the Company held on February 4, 2005 (the “Annual Meeting”), the Company’s shareholders approved the issuance of the shares of the Company’s common stock pursuant to the Purchase Agreement.

Management Services Agreement

Effective upon the closing of the Purchase Agreement, the Company entered into a five-year management services agreement with RPC Financial Advisors, LLC (“RPC”), pursuant to which RPC agreed to provide management services for the Company’s newly created Pest and Termite Control Services Division, as previously described in the Company’s Form 8-K filed on November 17, 2004 and in the Company’s Proxy Statement. The Company has agreed to pay a management fee during the first year of the management services agreement in the amount of 1/16 of the aggregate purchase price paid by Coconut Palm for the units. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of the Pest and Termite Control Services Division.

RPC has agreed to provide the Company with certain management services including: (i) establishing certain office, accounting and administrative procedures; (ii) assisting the Company in trying to obtain financing relating to business operations and acquisitions; (iii) helping the Company in developing and implementing advertising, promotional and marketing programs; (iv) advising the Company with respect to securities matters and future acquisitions and dispositions; (v) assisting the Company in developing tax planning strategies; and (vi) formulating risk management policies. After the initial term of five years, the management services agreement will automatically renew for successive one year terms, unless either RPC or the Company terminates the agreement upon 30 days notice. The management services agreement may be terminated at any time upon mutual agreement by the Company and RPC, and may also be terminated for cause if any breach or default under the management services agreement is not cured within 30 days after receipt of written notice of such breach or default.

Richard C. Rochon and Mario B. Ferrari, both of whom are affiliates of Coconut Palm and each of whom was elected to the Company’s Board of Directors at the Annual Meeting, are also affiliates of RPC.

The above description of the management services agreement is qualified in its entirety by reference to the management services agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, and is incorporated herein by reference.

Option Grants to Certain of the Company’s Directors

As previously reported by the Company, on August 5, 2004, the Company’s Board of Directors approved the issuance of 20,000 options to purchase shares of the Company’s common stock to each of Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, in consideration for the contributions such directors have made to the Company. At the Annual Meeting, the Company’s shareholders approved the issuance of the aggregate of 60,000 options to Messrs. Heggestad, Laheney and Oppenheim by a majority of the shares voting on the proposal. As described in the Company’s Proxy Statement, the options:

•	are non-qualified stock options that were granted outside the Company’s stock incentive plan;

•	are exercisable at a price of $4.79 per share; and

•	will expire at the earlier of August 5, 2009 (five years from the grant date), or two years following the last day on which the respective optionee provides services for the Company or any subsidiary of the Company, including by reason of death or permanent and total disability.

In addition, the options are subject to certain anti-dilution rights in the event the outstanding shares of the Company’s common stock are increased, decreased or exchanged by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in the Company’s capital stock.

The Company has agreed to utilize reasonable best efforts to file a registration statement prior to June 30, 2005, for the purpose of registering the shares of the Company’s common stock underlying the options.

The Company is attaching a form of stock option agreement executed by each of the directors as Exhibit 10.4 to this Current Report on Form 8-K.

The Company’s 2004 Stock Incentive Plan

At the Annual Meeting, the Company’s shareholders also approved and adopted the Company’s 2004 Stock Incentive Plan (the “Plan”) by a majority of the shares voting on the proposal. The Plan was previously included as Annex D to the Company’s Proxy Statement, and is incorporated herein by reference. The Company is attaching a form of stock option agreement for issuance under the Plan as Exhibit 10.5 to this Current Report on Form 8-K.

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03. Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

At the Annual Meeting, and in accordance with the Purchase Agreement, the Company’s shareholders approved a proposal to increase the size of the Company’s Board of Directors from five to seven members, and elected six directors to the Board of Directors. Pursuant to the Purchase Agreement, Coconut Palm has the right to nominate one additional director to fill the newly created vacancy on the Board of Directors.

The Company’s bylaws provide that any vacancies created on the Board of Directors must be filled by a majority vote of the Board of Directors within 30 days after the occurrence of such vacancy. The Board of Directors has determined, however, that it is the best interests of the Company to amend the Company’s bylaws to afford Coconut Palm additional time to select and nominate a qualified individual for election to the Board of Directors. Accordingly, in accordance with the Company’s bylaws and applicable law, on March 25, 2005, the Company’s Board of Directors amended Section F of Article II of the Company’s bylaws by unanimous written consent, to be effective immediately, to provide that any vacancies created in the Board of Directors may be filled by a majority vote of the Board of Directors within 90 days after the occurrence of such vacancy as follows:

“Section F. Vacancies.

Whenever any vacancy shall occur in the Board of Directors by death, resignation, retirement, disqualification or removal from the office or otherwise, or if any new directorship is created by an increase in the number of directors within the number authorized by the Certificate of Incorporation and these By-Laws as then constituted, the same shall be filled without undue delay by a majority vote of the remaining members of the Board of Directors at a special meeting, which shall be held within ninety (90) days after the occurrence of such vacancy. The person so chosen shall hold office until his successor shall have been elected at a special or annual meeting of the shareholders, unless sooner displaced.”

Except as described above, the Company’s bylaws shall remain the same. The Company is attaching the Company’s bylaws, as amended, as Exhibit 3.2 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

3.2	Bylaws of the Company
10.3	Management Services Agreement
10.4	Form of Stock Option Agreement Executed by Each of the Persons Set Forth on Schedule 1 Thereto
10.5	Form of Stock Option Agreement for the Company’s 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: March 28, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

3.2	Bylaws of the Company
10.3	Management Services Agreement
10.4	Form of Stock Option Agreement Executed by Each of the Persons Set Forth on Schedule 1 Thereto
10.5	Form of Stock Option Agreement for the Company’s 2004 Stock Incentive Plan